Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Seaport Entertainment Group Inc. (the “Company”) hereby certifies, to the best of my knowledge, that:

(i)	the accompanying Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended June 30, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; and
(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 22, 2024	By:	/s/ Matthew M. Partridge
		Name:	Matthew M. Partridge
		Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)